UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 26, 2005


                                    SBE, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                        0-8419             94-1517641
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission         (IRS Employer
     of incorporation)                 File Number)      Identification No.)


 2305 Camino Ramon, Suite 200, San Ramon, California           94583
----------------------------------------------------         ----------
       (Address of principal executive offices)              (Zip Code)

        Registrant's telephone number, including area code (925) 355-2000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

         On July 26, 2005, SBE, Inc., a Delaware corporation ("SBE") consummated the transaction contemplated by that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement") entered into with PyX Technologies, Inc., a California corporation, ("PyX") on March 28, 2005, including the merger of PyX with and into PyX Acquisition Sub, LLC, a wholly owned subsidiary of SBE (the "Merger"). In accordance with the terms of the Merger Agreement, at the effective time of the merger all outstanding shares of PyX will be automatically converted into approximately 2,561,050 shares of SBE Common Stock and SBE will assume options to purchase approximately 2,038,950 shares of SBE Common Stock. Pursuant to the terms of an Escrow Agreement entered into in connection with the Merger, approximately 460,000 shares of the SBE Common Stock to be issued in connection with the Merger have been deposited into an escrow account and will be available to satisfy certain rights of the Company to indemnification and reimbursement arising out of breaches of and inaccuracies in certain representations, warranties and covenants made by PyX in the Merger Agreement. Mr. Ignacio C. Munio, our Vice President, Engineering, beneficially owns 0.25% of the fully-diluted shares of PyX common stock prior to the Merger. In addition to the shares of our common stock that Mr. Munio will receive in connection in with the Merger, he currently beneficially owns approximately 5.7% of the outstanding shares of SBE Common Stock based on the number of shares outstanding on June 9, 2005. After the effective date of the Merger, Mr. Munio will beneficially own 2.9% of the outstanding shares of SBE Common Stock, assuming no further issuances of shares of SBE Common Stock after June 9, 2005 and no exercise of outstanding stock options or warrants after such date.


Item 3.02.  Unregistered Sales of Equity Securities

         The shares of SBE Common Stock to be issued in connection with the Merger will be issued in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). SBE determined that this exemption was available based on the representations and warranties made by the shareholders regarding their investment intent, experience and sophistication, including representations regarding receipt of or access to adequate information regarding SBE necessary to make an informed investment decision. Based on these representations, SBE reasonably believed that the shareholders were sophisticated within the meaning of Section 4(2) of the Securities Act. In making this determination, the Company relied in part upon representations made by each PyX shareholder. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, to any broker, dealer, salesman or other person for soliciting the Merger. The Company did not retain any dealer, manager or other agent with respect to the Merger.

         On July 26, 2005, SBE completed the private placement (the "Private Placement") contemplated by the Unit Subscription Agreement entered into with AIGH Investment Partners, LLC and other accredited investors (the "Investors") on May 4, 2005. SBE issued and sold units at $2.50 per unit (the "Units"), consisting of 2,060,000 shares of common stock (the "PIPE Shares") and warrants to purchase approximately 1,030,000 shares of Common Stock, with an exercise price of $3.33 per share (the "Warrants"), for an aggregate purchase price of approximately $5,150,000 in the Private Placement.

         The Units, the PIPE Shares, the Warrants and the shares of SBE Stock issuable upon exercise of the Warrants were issued in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. The Company determined that this exemption was available based on the representations and warranties made by the Investors regarding their investment intent, experience and sophistication, including representations regarding the Investors' qualifications as an "accredited investor," as such term is defined under Rule 501 promulgated under the Securities Act. The Company did not pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts, to any broker, dealer, salesman or other person for soliciting the Private Placement. The Company did not retain any dealer, manager or other agent with respect to the Private Placement.

         The contents of Item 2.01 is incorporated into this Item in their entirety.

Item 8.01. Other Events.

         On July 26, 2005, the Company issued a press releases announcing the closing of the PyX acquisition. A copy of the press release is filed as Exhibit
99.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

             Report of Independent Registered Public Accounting Firm


Board of Directors
PyX Technologies, Inc.
San Ramon, California


We have audited the accompanying balance sheets of PyX Technologies, Inc. (the "Company") as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 2004, the period from inception (November 26, 2002) through December 31, 2003, and the period from inception (November 26, 2002) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PyX Technologies, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004, the period from inception (November 26, 2002) through December 31, 2003, and the period from inception (November 26,
2002) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.


/s/  BDO Seidman, LLP

March 3, 2005, except for Note 5, which is as of March 28, 2005 San Francisco, California

PYX TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

                                                                 (unaudited)
                                                                   March 31,             December 31,
                                                                     2005            2004            2003
                                                                 ------------    ------------    ------------
Assets
Current Assets
    Cash                                                         $     78,847    $      4,869    $        392
    Accounts receivable                                                15,050              --              --
                                                                 ------------    ------------    ------------
    Total current assets                                               93,897           4,869             392
Property and equipment, net                                            20,467          12,580          11,982
Other assets                                                           84,500          24,000              --
                                                                 ------------    ------------    ------------
Total Assets                                                     $    198,864    $     41,449    $     11,982
                                                                 ============    ============    ============
Liabilities and Shareholders' Equity
Current Liabilities
    Loans                                                        $     10,400    $     10,200    $         --
    Accounts payable                                                   68,608          82,870           1,992
    Accrued payroll and employee benefits                              26,179          44,352              --
    Deferred revenues                                                 102,000          82,500              --
                                                                 ------------    ------------    ------------
Total current liabilities                                             207,187         219,922           1,992
Total liabilities                                                     207,187         219,922           1,992
                                                                 ------------    ------------    ------------
Commitments and contingencies
Stockholders' equity (deficit)
    Common stock
         ($0.001 par value); authorized 10,000,000, 10,000,000
         and 200,000 shares; issued and outstanding 5,567,500,
         5,102,500 and 100,450                                          1,549           1,084           1,004
    Additional paid-in capital                                      4,607,271         111,416          31,496

    Deferred compensation                                          (3,858,915)             --              --
    Deficit accumulated during the development stage                 (758,228)       (290,973)        (22,510)
                                                                 ------------    ------------    ------------
Total shareholders' equity (deficit)                                   (8,323)       (178,473)          9,990
                                                                 ------------    ------------    ------------
Total liabilities and shareholders' equity (deficit)             $    198,864    $     41,449    $     11,982
                                                                 ============    ============    ============


The accompanying notes are an integral part of these financial statements.

PYX TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

                                        (unaudited)      (unaudited)
                                         January 1,        January           January 1,      Period from      Cumulative from
                                          2005 to          1, 2004           2004 to          Inception        Inception to
                                         March 31,         to March          December        to December        March, 31
                                           2005            31, 2004          31, 2004          31, 2003            2005
                                      --------------    --------------    --------------    --------------    --------------
Service contract revenues             $           --    $           --    $           --    $        5,000    $        5,000
                                      --------------    --------------    --------------    --------------    --------------
    Total revenues                                --                --                --             5,000             5,000
                                      --------------    --------------    --------------    --------------    --------------
Costs and expenses
Product research and development              46,732             3,379           142,625            13,808           203,165
Selling, general and administrative          419,523             3,200           124,807            12,888           557,218
                                      --------------    --------------    --------------    --------------    --------------
    Total operating expenses                 466,255             6,579           267,432            26,696           760,383
                                      --------------    --------------    --------------    --------------    --------------
    Operating loss                          (466,255)           (6,579)         (267,432)          (21,696)         (755,383)
Interest expense                                 200                --               200                --               400
                                      --------------    --------------    --------------    --------------    --------------
    Loss before income taxes                (466,455)           (6,579)         (267,632)          (21,696)         (755,783)
Income tax expense                               800                --               831               814             2,445
                                      --------------    --------------    --------------    --------------    --------------
Net loss                              $     (467,255)   $       (6,579)   $     (268,463)   $      (22,510)   $     (758,228)
                                      ==============    ==============    ==============    ==============    ==============



The accompanying notes are an integral part of these financial statements.

PYX TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                      Common Stock and
                                                                         Additional
                                                                      Paid-in Capital
                                                                      Additional Paid-in  Deferred    Accumulated
                                              Shares      Par Value        Capital      Compensation    Deficit          Total
                                           ------------  ------------    ------------   ------------  ------------    ------------
Balance, November 26, 2002                 $         --  $         --    $         --   $         --  $         --    $         --
Stock issued to founders                      5,000,000         1,000           9,000             --            --          10,000
Stock issued in connection with private                                                           --
   placement                                     22,500             4          22,496                           --          22,500
Net loss                                             --            --              --             --       (22,510)        (22,510)
                                           ------------  ------------    ------------   ------------  ------------    ------------
Balance, December 31, 2003                    5,022,500         1,004          31,496             --       (22,510)          9,990
                                           ------------  ------------    ------------   ------------  ------------    ------------
Stock issued in connection with private                                                           --
   placement                                     80,000            80          79,920                           --          80,000
Net loss                                             --            --              --             --      (268,463)       (268,463)
                                           ------------  ------------    ------------   ------------  ------------    ------------
Balance, December 31, 2004                    5,102,500         1,084         111,416             --      (290,973)       (178,473)
                                           ------------  ------------    ------------   ------------  ------------    ------------
Stock issued in connection with private                                                           --
   placement                                    250,000           250         249,750                           --         250,000
Warrants to purchase stock issued in                                                              --
   connection with employment                   215,000           215         305,085                           --         305,300
Deferred compensation included in common                                                          --
   stock                                                                    3,941,020                                    3,941,020
Deferred compensation                                                                     (3,858,915)                   (3,858,915)
Net loss                                             --            --              --             --      (467,255)       (467,255)
                                           ------------  ------------    ------------   ------------  ------------    ------------
Balance, March 31, 2005                       5,567,500  $      1,549    $  4,607,271   $ (3,858,915) $   (758,228)   $     (8,323)
                                           ------------  ------------    ------------   ------------  ------------    ------------

The accompanying notes are an integral part of these financial statements.

PYX TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

                                                                                                         Period
                                                                                                          from
                                                                                                        Inception
                                                                                                     (November 26,    Period from
                                                                                                          2002)         Inception
                                                      (unaudited)     (unaudited)      Year Ended       through      (November 26,
                                                     Quarter Ended   Quarter Ended    December 31,    December 31,   2002) through
                                                     March 31, 2005  March 31, 2004       2004            2003       March 31, 2005
                                                      ------------    ------------    ------------    ------------    ------------
Cash flows from operating activities:
        Net loss                                          (467,255)         (6,579)       (268,463)        (22,510)       (758,228)
        Adjustments to reconcile net loss to net cash
        used in operating activities:
        Depreciation                                         2,125           1,116           5,447           1,812           9,384
        Stock based compensation expense                   385,255              --              --         385,255
        Changes in operating assets and liabilities:
        Account receivable                                 (15,050)             --              --              --         (15,050)
        Other assets                                       (60,500)             --         (24,000)             --         (84,500)
        Accounts payable                                   (14,062)             --          80,879           1,992          68,608
        Accrued payroll and commissions                    (18,173)             --          44,351              --          26,179
        Deferred revenues                                   19,500           5,000          82,500              --         102,000
                                                      ------------    ------------    ------------    ------------    ------------

        Net cash used in operating activities             (168,160)           (463)        (79,286)        (18,706)       (266,352)
                                                      ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities:
            Purchases of property and equipment            (10,012)           (734)         (6,437)        (13,402)        (29,851)
                                                      ------------    ------------    ------------    ------------    ------------

Net cash used in investing activities                      (10,012)           (734)         (6,437)        (13,402)        (29,851)
                                                      ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities:
                                           Loan                 --              --          10,200              --          10,400
         Proceeds from issuance of common stock            252,150          30,000          80,000          32,500         364,650
                                                      ------------    ------------    ------------    ------------    ------------

Net cash provided by financing activities                  252,150          30,000          90,200          32,500         375,050
                                                      ------------    ------------    ------------    ------------    ------------

     Net increase  in cash and cash equivalents             73,978          28,803           4,477             392          79,847

Cash at beginning of year                                    4,869             392             392              --              --
                                                      ------------    ------------    ------------    ------------    ------------
Cash at end of year                                         78,847          29,195           4,869             392          78,847
                                                      ============    ============    ============    ============    ============

Interest paid                                                   --              --              --              --              --
Income tax paid                                                 --              --             800              --             800

The accompanying notes are an integral part of these financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company and Basis of Presentation:

PyX Technologies, Inc. (the Company) is a technology company incorporated under the laws of the State of California on November 26, 2002 (inception). The Company is in the research and development stage of software products for the Internet Small Computer System Interface ("iSCSI") Enterprise Storage market.

Since inception, the Company's efforts have been devoted to the development of iSCSI software and raising capital. The Company has not received any significant revenues from the sale of its products or services since inception. Accordingly, through the date of these financial statements, the Company is considered to be in the development stage and the accompanying financial statements represent those of a development stage enterprise.

The financial statements present the results of operations for the period from inception to March 31, 2005. While the Company was incorporated on November 26, 2002, it had no operations during the period November 26, 2002 to December 31, 2002.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash:

Substantially all of the Company's cash is held with one large financial institution and may at times be above insured limits.

Property and Equipment:

Property and equipment are carried at cost. The Company records depreciation charges on a straight-line basis over the assets' estimated useful lives of three years for computers and related equipment used to develop its software products.

When assets are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss on sale or disposal is recognized in operations. Maintenance, repairs and minor renewals are charged to expense as incurred.

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. In performing the review for recoverability, The Company estimates the future gross cash flows expected to result from the use of the asset and its eventual disposition. If such gross cash flows are less than the carrying amount of the asset, the asset is considered impaired. The amount of the impairment loss, if any, would then be calculated based on the excess of the carrying amount of the asset over its fair value.

Revenue Recognition:

The Company will derive revenues from the following sources: (1) software, which includes new iSCSI Target and Initiator software licenses and (2) services, which include consulting.

When the Company exits the development stage, new software license revenues will represent all fees earned from granting customers licenses to use the Company's iSCSI software. While the basis for software license revenue recognition is substantially governed by the provisions of Statement of Position No. 97-2, Software Revenue Recognition, issued by the American Institute of Certified Public Accountants, the Company exercises judgment and uses estimates in connection with the determination of the amount of software and services revenues to be recognized in each accounting period.

For software license arrangements that do not require significant modification or customization of the underlying software, the Company will recognize new software license revenue when: (1) it enters into a legally binding arrangement with a customer for the license of software; (2) it delivers the products; (3) customer payment is deemed fixed or determinable and free of contingencies or significant uncertainties; and (4) collection is reasonably assured. Substantially all of the Company's new software license revenue is recognized in this manner. No software license revenue has been recognized to date.

Certain of the Company's software arrangements include consulting implementation services sold separately under consulting engagement contracts. Consulting revenues from these arrangements are generally accounted for separately from new software license revenues because the arrangements qualify as service transactions as defined in SOP 97-2. The more significant factors considered in determining whether the revenue should be accounted for separately include the nature of services (i.e., consideration of whether the services are essential to the functionality of the licensed product), degree of risk, availability of services from other vendors, timing of payments and impact of milestones or acceptance criteria on the realizability of the software license fee. Revenues for consulting services are generally recognized as the services are performed. If there is a significant uncertainty about the project completion or receipt of payment for the consulting services, revenue is deferred until the uncertainty is sufficiently resolved. Service revenues of $0 and $5,000 were recognized in the year ended December 31, 2004 and the period from inception (November 26, 2002) to December 31, 2003, respectively.


Product Research and Development Expenditures:

Research and development costs are expensed as incurred.

Stock-based Compensation

         On February 28, 2005, the Company granted three employees warrants to purchase a total of 215,000 shares of the Company's common stock for $0.01 per share in lieu of cash salary. The difference between the $0.01 exercise price and the estimated fair market value on the grant date of $1.00 is included in the general and administrative expense as compensation expense.

Income Taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of items that have been included in the financial statements or tax returns. Deferred income taxes represent the future net tax effects resulting from temporary differences between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are recorded against net deferred tax assets where, in our opinion, realization is uncertain. The provision for income taxes represents the net change in deferred tax amounts, plus income taxes payable for the current period.

As of December 31, 2004 the Company had net operating loss (NOL) carryforwards of approximately $99,000 and $2,000 for federal and state income tax purposes expiring in varying amounts from 2023 through 2024. Because management could not determine it was more likely than not that deferred tax assets, primarily relating to the NOLs, would be realized, a valuation allowance has been provided to eliminate all of the deferred tax assets of approximately $40,000 at December 31, 2004. The Company did pay the required California state minimum income taxes in 2003 and 2004.

Pursuant to the provision of the Tax Reform Act of 1986, utilization of the NOL carryforwards may also be subject to an annual limitation if a greater than 50% change in the ownership of the Company occurs within a three-year period.

2.  PROPERTY AND EQUIPMENT

Property and equipment are comprised of the following:

                                                 March 31, December 31, December 31,
                                                   2005        2004        2003
                                                 --------    --------    --------
Computer hardware                                $ 29,851    $ 19,839    $ 13,402
Less accumulated depreciation and amortization     (9,384)     (7,259)     (1,812)
                                                 --------    --------    --------
                                                 $ 20,467    $ 12,580    $ 11,590
                                                 ========    ========    ========

Depreciation expense totaled $2,125, $5,447 and $1,812 for the three months ended March 31, 2005 and years ended December 31, 2004 and 2003, respectively.

3.  SHAREHOLDERS' EQUITY

In January 1, 2003, the Company sold 100,000 shares to the Company's founders in exchange for the assignment to the Company of certain technology and related rights owned by the purchasers valued at $10,000. In July 2003, 450 shares of common stock were sold to investors for $50.00 per share. On November 30, 2003, the Company increased its authorized number of shares of common stock from 200,000 to 10,000,000 and simultaneously declared a 50 to 1 stock split of its common stock. In March 2004, 80,000 shares of the Company's Common Stock have been sold to investors for $1.00 per share. On January 20, 2005, the Company issued $250,000 of preferred stock for $250,000 cash. The preferred stock has a liquidation preference to the Company's common stock holders. The preferred stock is convertible into common stock simultaneously with the sale of the Company to SBE. The Company also entered into an employment agreement with two of the holders of the preferred stock. The employees will receive 175,000 shares of the Company's preferred stock vested monthly over the period January 2005 though July 2005 in lieu of cash compensation. For financial statement reporting, all shares and par value amounts have been adjusted to reflect such stock split.

4.  LOANS

On September 27, 2004, the Company entered into a loan agreement with a relative of one of the founders for $10,000 at an annual interest rate of 8% due October 31, 2005. As of March 31, 2005, the outstanding principal and interest totaled $10,400.

5.  SUBSEQUENT EVENTS

On March 28, 2005, the Company entered into a definite agreement to be acquired by SBE, Inc ("SBE"), a Delaware corporation listed on the Nasdaq SmallCap Market under symbol SBEI. In the acquisition, the Company will be merged with and into a wholly-owned subsidiary of SBE and each outstanding share of the Company's Common Stock will be automatically converted into 0.46 shares of SBE Common Stock . The closing of the merger is subject to certain closing conditions including approval by SBE's stockholders, SBE entering into a definitive agreement for raising at least $5 million in cash from investors (with the closing being subject only to the closing of the merger), amendment of the Company's agreement with Pelco and customary closing conditions. The merger is expected to close in SBE's third fiscal quarter, ending July 31, 2005. An officer of SBE, Inc. is also a shareholder of the Company.

(b) Pro Forma Financial Information.

          UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF SBE

                                                                            SBE, Inc.
                                                           Unaudited Pro Forma Consolidated Balance Sheet)

                                                     April 30, 2005  March 31, 2005
                                                       Historical      Historical                     Combined
                                                          SBE              PyX        Adjustments     As Adjusted
                                                      ------------    ------------    ------------    ------------
                                                                                (in thousands
ASSETS
Current assets:
Cash and cash equivalents                             $      1,221    $         79    $      4,800a   $      6,100
Trade accounts receivable, net                               1,599              15                           1,614
Inventories                                                  1,474              --                           1,474
 Other                                                         262              --                             262
                                                      ------------    ------------    ------------    ------------
         Total current assets                                4,556              94           4,800           9,450

Property and equipment, net                                    392              20                             412
Capitalized software, net                                      149              --                             149
Intellectual property, net                                      --              --           9,987b          9,987
Other                                                          288              85                             373
                                                      ------------    ------------    ------------    ------------
         Total assets                                 $      5,385    $        199    $     14,787    $     20,371
                                                      ============    ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Loan                                                  $         --    $         10                    $         10
Trade accounts payable                                         854              69                             923
Accrued payroll and employee benefits                          329              26                             355
Other accrued expenses                                         164              --                             164
Deferred revenue                                                --             103                             103
Capital lease obligations                                       27              --                              27
                                                      ------------    ------------    ------------    ------------
         Total liabilities                                   1,374             208                           1,582
                                                      ------------    ------------    ------------    ------------

Long term liabilities                                          135              --                             135
                                                      ------------    ------------    ------------    ------------

Total Liabilities                                            1,509             208                           1,717
                                                      ------------    ------------    ------------    ------------

Stockholders' equity
Common Stock and additional paid in capital                 16,175             365          11,862b         29,253
                                                                                             4,800a

Deferred compensation                                          (88)             --          (1,876)b        (1,964)
Retained deficit                                           (12,211)           (374)                        (12,585)
                                                      ------------    ------------    ------------    ------------
         Total stockholders' equity                          3,876              (9)         14,787          18,585
                                                      ------------    ------------    ------------    ------------
         Total liabilities and stockholders' equity   $      5,385    $        199    $     14,787    $     20,371
                                                      ============    ============    ============    ============

      Footnotes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 2005 for the Company and March 31, 2005 for PyX:

      The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the transaction had occurred on April 30, 2005.

(a) Net cash received from selling 2,575,000 shares of the Company's common stock, assuming a price per share of $2.00, and warrants to purchase 1,287,500 shares of the Company's common stock, assuming an exercise price per share of $2.66, in the private placement, net of $350,000 of estimated offering expenses and of expenses related to the PyX acquisition. The assumed price per share is based on the lowest unit price at which the Company is obligated to complete the private placement.

b) In the PyX acquisition, the Company will issue 2,561,050 shares of the Company's common stock with an assumed value of $3.09 per share for payment to the selling shareholders of PyX for the acquisition of PyX. The assumed price per share is based on the average closing price for the Company's common stock over the period beginning five trading days prior to and ending five trading days after the date the merger agreement was signed, March 28, 2005. In addition, the Company will assume the PyX stock option plan with the outstanding PyX stock options converted into options to purchase 2,038,950 shares of the Company's common stock. These replacement options vest over 4 years and the PyX employees must continue to be an employee of the Company during the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 2005: Dividend yield of 0%: expected volatility of 70.0%, risk-free interest rate of 3.0%, and expected life of four years. The assumed price per share is based on the average closing price for the Company's common stock over the period beginning five trading days prior to and ending five trading days after the date the merger agreement was signed, March 28, 2005.

      The purchase price of $11,862,000 related to the shares of the Company's common stock issued to selling shareholders of PyX and the issuance of options to purchase the Company's common stock is allocated to as follows:
      $9,987,000 to Intellectual Property, which is the estimated fair value of the PyX intellectual property, associated with current and future products acquired in the acquisition of PyX and $1,876,000 to deferred compensation. The deferred compensation is calculated as the difference between the stock option strike price of $2.17 per share and the assumed value of $3.09 per share. The assumed price per share is based on the average closing price for the Company's common stock over the period beginning five trading days prior to and ending five trading days after the date the merger agreement was signed, March 28, 2005. The Company amortizes deferred compensation to expense on a straight-line basis over the vesting period of the underlying options to purchase the Company's common stock, in this case 4 years. Deferred compensation expense totaling $281,000 per year will be included in the Company's product research and development expense and deferred compensation expense totaling $188,000 per year will be included in the Company's sales and marketing expense for a total of $469,000 of annual deferred compensation amortization expense.

                                    SBE, Inc.
         Unaudited Pro Forma Condensed Combined Statement of Operations
                            for the six months ended

                                    April 30, 2005  March 31, 2005
                                      Historical      Historical                      Combined
                                         SBE              PyX        Adjustments      Companies
                                     ------------    ------------    ------------    ------------
                                           (in thousands, except for per share amounts)
Net Sales                            $      4,520    $         --    $         --    $      4,520
Cost of Sales                               2,305              --    $      1,664a          3,969
                                     ------------    ------------    ------------    ------------
Gross Profit                                2,215              --          (1,664)            551
                                     ------------    ------------    ------------    ------------

Product research and development            1,048              91             367b          1,506
Sales and marketing                         1,053              48             263c          1,364
General and administrative                    795              34              --             829
                                     ------------    ------------    ------------    ------------
Total operating expense                     2,967             173             630           3,699
                                     ------------    ------------    ------------    ------------

Operating income loss                        (752)           (173)         (2,294)         (3,148)

Interest income (expense)                      (3)             --              --              (3)
                                     ------------    ------------    ------------    ------------

Net loss before income taxes                 (755)           (173)         (2,294)         (3,151)
Provision for income taxes                      5              --              --               5
                                     ------------    ------------    ------------    ------------

Net loss                             $       (760)   $       (173)   $     (2,294)   $     (3,156)
                                     ============    ============    ============    ============

Basic loss per share                 $      (0.15)              $               $    $      (0.31)
                                     ============    ============    ============    ============
Diluted loss per share               $      (0.15)              $               $    $      (0.31)
                                     ============    ============    ============    ============

Basic - shares used in per share
       computations                         5,175                           5,136d         10,311
                                     ============    ============    ============    ============
Diluted - shares used in per share
        computations                        5,175                           5,136d         10,311
                                     ============    ============    ============    ============


      Footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended April 30, 2005 for the Company and March 31, 2005 for PyX:

(a) The intellectual property acquired in the PyX acquisition is amortized to expense over 36 months. This $1,664,000 adjustment reflects six months of amortization of intellectual property originally valued at $9,987,000 acquired in the PyX acquisition.

(b) Adjustment to reflect the difference between the current salaries plus benefits of the PyX engineering employees and the expected salaries plus benefits of the PyX engineering employees when they are hired by the Company. Included in this adjustment is $141,000 of amortization expense related to six-months of amortization of deferred compensation related to the issuance of options to purchase the Company's common stock awarded to the engineering employees of PyX as part of the purchase price of PyX. The deferred compensation related to the purchase price of PyX totals $1,876,000 and will be amortized to product research and development and sales and marketing expense over the 4-year vesting period of the options. This adjustment is for the six-month period from November 1, 2004 through April 30, 2005.

(c) Adjustment to reflect the difference between the current salaries plus benefits of the PyX sales employees and the expected salaries plus benefits of the PyX sales employees when they are hired by the Company. Included in this adjustment is $94,000 of amortization expense related to six-months of amortization of deferred compensation related to the issuance of options to purchase the Company's common stock awarded to the sales and marketing employees of PyX as part of the purchase price of PyX. The deferred compensation related to the purchase price of PyX totals $1,876,000 and will be amortized to product research and development and sales and marketing expense over the 4-year vesting period of the options. This adjustment is for the six-month period from November 1, 2004 through April 30, 2005.

(d) Combined pro forma shares include 2,561,050 shares of the Company's common stock that the Company will be issuing to the shareholders of PyX, at an assumed price of $3.09 per share based on the average closing price for the Company's common stock over the period beginning five trading days prior to and ending five trading days after the date the merger agreement was signed, March 28, 2005, plus 2,575,000 shares of the Company's common stock in the private placement equity transaction at an assumed price of $2.00 per share, which is based on the lowest unit price at which the Company is obligated to complete the private placement. The following securities were not included in the computation of pro forma number of shares because to do so would have been anti-dilutive for the periods presented:

                  SBE outstanding employee stock options                        2,307,627
                  Warrants to purchase SBE common stock                           140,000
                  PyX outstanding employee stock options
                     to be assumed by SBE                                       2,038,950
                  Warrants to purchase SBE common stock issued
                     in conjunction with the private placement transaction      1,287,500

                  Total securities not included in pro forma number of shares   5,774,077

                                    SBE, Inc.
           Unaudited Pro Forma Condensed Combined State of Operations
                               for the year ended

                                               October 31, 2004  December 31, 2004
                                                   Historical      Historical                       Combined
                                                      SBE             PyX          Adjustments     Companies
                                                  ------------    ------------    ------------    ------------
                                                            (in thousands, except for per share amounts)

Net Sales                                         $     11,066    $         --    $               $     11,066
Cost of Sales                                            6,646              --           3,329a          9,975
                                                  ------------    ------------    ------------    ------------
Gross Profit                                             4,420              --           3,329           1,092
                                                  ------------    ------------    ------------    ------------

Product research and development                         2,411             143             735b          3,289
Sales and marketing                                      2,177             125             525c          2,827
General and administrative                               1,755              --           1,755
Loan reserve                                              (239)             --                            (239)
                                                  ------------    ------------    ------------    ------------
Total operating expense                                  6,104             268           1,260           7,632
                                                  ------------    ------------    ------------    ------------

Operating loss                                          (1,684)           (268)         (4,589)         (6,541)

Interest income (expense)                                    5              --                               5
                                                  ------------    ------------    ------------    ------------

Net loss before income taxes                            (1,679)           (268)         (4,589)         (6,536)
Benefit for income taxes                                    --              --
                                                  ------------    ------------    ------------    ------------

Net loss                                          $     (1,679)   $       (268)   $     (4,589)   $     (6,536)
                                                  ============    ============    ============    ============

Basic loss per share                              $      (0.33)   $               $               $      (0.64)
                                                  ============    ============    ============    ============
Diluted loss per share                            $      (0.33)   $               $               $      (0.64)
                                                  ============    ============    ============    ============

Basic - shares used in per share
     computations                                        5,022                           5,136d         10,158
                                                  ============    ============    ============    ============
Diluted - shares used in per share computations          5,022                           5,136d         10,158
                                                  ============    ============    ============    ============

      Footnotes to the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended October 31, 2004 for the Company and December 31, 2004 for PyX:

(a) The intellectual property acquired in the PyX acquisition is amortized to expense over 36 months. This $3,329,000 adjustment reflects twelve-months amortization of intellectual property originally valued at $9,987,000 acquired in the PyX acquisition.

(b) Adjustment to reflect the difference between the current salaries plus benefits of the PyX engineering employees and the expected salaries plus benefits of the PyX engineering employees when they are hired by the Company. Included in this adjustment is $281,000 of amortization expense related to twelve-months of amortization of deferred compensation related to the issuance of options to purchase the Company's common stock awarded to the engineering employees of PyX as part of the purchase price of PyX. The deferred compensation related to the purchase price of PyX totals $1,876,000 and will be amortized to product research and development and sales and marketing expense over the 4-year vesting period of the options. This adjustment is for the twelve-month period from November 1, 2003 through October 31, 2004.

(c) Adjustment to reflect the difference between the current salaries plus benefits of the PyX sales employees and the expected salaries plus benefits of the PyX sales employees when they are hired by the Company. Included in this adjustment is $188,000 of amortization expense related to twelve-months of amortization of deferred compensation related to the issuance of options to purchase the Company's common stock awarded to the sales and marketing employees of PyX as part of the purchase price of PyX. The deferred compensation related to the purchase price of PyX totals $1,876,000 and will be amortized to product research and development and sales and marketing expense over the 4-year vesting period of the options. This adjustment is for the twelve-month period from November 1, 2003 through October 31, 2004.

(d) Combined pro forma shares include 2,561,050 shares of the Company's common stock that the Company will be issuing to the shareholders of PyX, at an assumed price of $3.09 per share is based on the average closing price for the Company's common stock over the period beginning five trading days prior to and ending five trading days after the date the merger agreement was signed, March 28, 2005, plus 2,575,000 shares of the Company's common stock that the Company will be selling to the purchasers in the private placement equity transaction at an assumed price of $2.00 per share, which is based on the lowest unit price at which the Company is obligated to complete the private placement. The following securities were not included in the computation of pro forma number of shares because to do so would have been anti-dilutive for the periods presented:

                  SBE outstanding employee stock options                        2,307,627
                  Warrants to purchase SBE common stock                           140,000
                  PyX outstanding employee stock options
                     to be assumed by SBE                                       2,038,950
                  Warrants to purchase SBE common stock issued
                     in conjunction with the private placement transaction      1,287,500

                  Total securities not included in pro forma number of shares   5,774,077



(c) Exhibits.

         Exhibit No.         Description

         99.1 Press Release, dated July 26, 2005, entitled "SBE, Inc. Completes Acquisition of PyX Technologies."

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                           SBE, Inc.

July 29, 2005
                                            By:/s/ David W Brunton
                                               --------------------------------
                                                         David W Brunton
                                                     Chief Financial Officer